Exhibit 99.1

UNITED REFINING ENERGY CORP.

RECEIVES LETTER FROM NYSE ALTERNEXT U.S.

New York, New York, February 17, 2009— On February 10, 2009, United Refining Energy Corp. received notice from the NYSE Alternext U.S. LLC staff indicating that the Company is below certain of the Exchange’s continued listing standards in that the Company held no annual meeting for stockholders in 2008 as set forth in Section 704 of the Exchange’s Company Guide. The Company was afforded the opportunity to submit a plan of compliance to the Exchange by March 10, 2009 that demonstrates the Company’s ability to regain compliance with Section 704 of the Company Guide by August 11, 2009. If the Company does not submit a plan or if the plan is not accepted by the Exchange, the Company may be subject to delisting procedures as set forth in Section 1010 and Part 12 of the Exchange’s Company Guide.

The Company is currently reviewing its alternatives in response to the Exchange’s notice.

Company Contact: James E. Murphy, Chief Financial Officer, Telephone: (212) 956-5803.